UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2011

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2011, Hanesbrands Inc. (the “Company”) announced that Richard D. Moss has been appointed as Chief Financial Officer of the Company, effective October 1, 2011. Prior to his appointment as Chief Financial Officer, Mr. Moss, age 53, served as the Company’s Chief Treasury and Tax Officer since December 2010, as a Senior Vice President since September 2006 and as Treasurer since June 2006. From January 2006 until the completion of the Company’s spin off from Sara Lee Corporation, Mr. Moss served as Treasurer of Sara Lee Branded Apparel. From August 2002 to December 2005, Mr. Moss served as Vice President and Chief Financial Officer of Chattem, Inc., a leading marketer and manufacturer of branded over-the-counter health-care products, toiletries and dietary supplements.

In connection with his appointment as Chief Financial Officer, Mr. Moss’ annual base salary was increased to $450,000. Mr. Moss will be eligible to receive a bonus under the Company’s annual incentive plan equal to 100% of his base salary if the Company performs at the target level with respect to certain performance measures. In addition, Mr. Moss will receive long-term incentive compensation awards with a value equal to 200% of his base salary, although his long-term incentive compensation awards for 2012 will have a value equal to $1,125,000. The long-term incentive compensation awards are expected to be granted in December 2011, and the forms of the awards will be determined at that time. Mr. Moss will continue to be eligible to participate in such pension, 401(k) and other employee benefit plans as are made available to employees of the Company more generally.

Dale W. Boyles, the Company’s Controller and Chief Accounting Officer who served as Interim Chief Financial Officer since May 2011, has been appointed to the new position of Operating Chief Financial Officer. Effective October 1, 2011, Mr. Moss will function as the Company’s principal accounting officer until such time as an individual is identified to serve in such capacity.

Also on October 4, 2011, the Company announced that Gerald W. Evans Jr. and William J. Nictakis have been appointed Co-Chief Operating Officers of the Company, effective October 1, 2011.

Prior to his appointment as Co-Chief Operating Officer, Mr. Evans, age 52, served as our Co-Operating Officer, President International, since November 2010. From February 2009 until November 2010, he was our President, International Business and Global Supply Chain. From February 2008 until February 2009, he served as our President, Global Supply Chain and Asia Business Development. From September 2006 until February 2008, he served as Executive Vice President, Chief Supply Chain Officer.

Prior to his appointment as Co-Chief Operating Officer, Mr. Nictakis, age 51, served as our Co-Operating Officer, President U.S., since November 2010. From November 2007 until November 2010, he was our President, Chief Commercial Officer. From June 2003 until November 2007, Mr. Nictakis served as President of the Sara Lee Bakery Group.

In connection with their appointments as Co-Chief Operating Officers, no changes were made in the compensation arrangements of Mr. Evans or Mr. Nictakis, both of whom were named executive officers whose compensation was disclosed in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 11, 2011.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press release dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2011	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

99.1	Press release dated October 4, 2011